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Exhibit 21 - Subsidiaries of Registrant

             North County Bank and Trust - 100% owned
             (incorporated as a Michigan banking corporation)

             First Manistique Agency - 100% owned
             (incorporated as a Michigan corporation)

             First Rural Relending Company - 100% owned
             (incorporated as a Michigan corporation)

             North Country Financial Group - 100% owned
             (incorporated as a Michigan corporation)

             North Country Capital Trust - 100% owned
             (organized as a Delaware business trust)

             NCB Real Estate Company - 100% owned
             (incorporated as a Michigan corporation)

             American Financial Mortgage Corporation - 100% owned
             (incorporated as a Michigan corporation)

             North Country Mortgage Company LLC - 99.9% owned
             (incorporated as a Michigan corporation)

             North Country Employee Leasing Company LLC - 51% owned (incorporated as a Michigan corporation)


North Country Financial Corporation directly owns the first five subsidiaries listed above. North Country Bank and Trust owns the remaining four subsidiaries.



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